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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT


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SUBSIDIARY                                   JURISDICTION OF INCORPORATION
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
SatCon Applied Technology, Inc.              Delaware
SatCon Power Systems, Inc.*                  Delaware
SatCon Electronics, Inc.**                   Delaware
Ling Electronics, Ltd.                       United Kingdom
SatCon Power Systems Canada, Ltd.            Canada

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*     Also doing business as "MagMotor" and "Ling Electronics"
**    Also doing business as "Film Microelectronics, Inc."